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                                                                   EXHIBIT 10.42

                                 PROMISSORY NOTE

$2,321,117.00                   New York, New York              December 7, 2001


         FOR VALUE RECEIVED, the undersigned, FIBERNET OPERATIONS, INC., a Delaware corporation ("Maker"), a wholly owned subsidiary of FiberNet Telecom
                       -----
Group, Inc., a Delaware corporation ("Holdings"), promises to pay to the order
                                      --------
of NORTEL NETWORKS INC., a Delaware corporation ("Payee"), the principal sum of
                                                  -----
TWO MILLION THREE HUNDRED TWENTY ONE THOUSAND ONE HUNDRED SEVENTEEN AND NO/100 DOLLARS ($2,321,117.00), together with interest as provided below. All payments on this Promissory Note (the "Note") shall be due and payable in lawful money of
                              ----
the United States of America, without offset, counterclaim or deduction, at the office of Payee at 2221 Lakeside Boulevard, GMS 991 15 A40, Richardson, Texas 75082-4399, or such other place as Payee shall request.

         1. Indebtedness. The indebtedness evidenced by this Note represents all amounts payable, and shall become due and shall be paid in accordance with the payment schedule attached hereto as Exhibit A, to Payee by Maker for equipment
                                    ---------
and services provided by Payee to Maker prior to the date hereof and is provided in exchange for the extinguishment of the corresponding amount owed by Maker to Payee under that certain Master Purchase Agreement dated effective as of December 31, 1999, by and between Maker and Payee, (as amended, the "MPA").
                                                                     ---

         2. Unsecured Indebtedness. The indebtedness evidenced by this Note is unsecured.

         3. Interest. The unpaid principal balance from day to day outstanding hereunder shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (a) fourteen percent (14%), based upon a 360-day year and the actual number of days elapsed, or (b) the Maximum Lawful Rate (as hereinafter defined). All past due principal of and, to the extent permitted by law, accrued interest on this Note shall bear interest from maturity (whether by acceleration or otherwise) until paid at an annual rate equal to the lesser of
(i) eighteen percent (18%), based upon a 360-day year and the actual number of days elapsed, or (ii) the Maximum Lawful Rate. Interest shall be due and payable in eight monthly installments, on the fifteenth day of each calendar month beginning on January 15, 2002, and continuing on the fifteenth day of each calendar month thereafter through and including August 15, 2002, all as described on that certain payment schedule attached hereto as Exhibit A. Default
                                                              ---------
interest shall be due on demand.





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         4. Payments, Maturity. The unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in eight monthly installments, on the fifteenth day of each calendar month beginning on January 15, 2002, and continuing on the fifteenth day of each calendar month thereafter through and including August 15, 2002 (the "Maturity
                                                                      --------
Date"), all as described on that certain payment schedule attached hereto as
----
Exhibit A. The unpaid principal balance of this Note and any accrued but unpaid
---------
interest thereon shall be due and payable in full on the Maturity Date.

         5. Voluntary Prepayments. The unpaid principal balance of this Note may be prepaid in whole or in part without premium or penalty upon written notice to Payee at least five Business Days in advance of such prepayment. No amounts prepaid may be re-borrowed.

         6. Mandatory Prepayments. The unpaid principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable in full following the occurrence of (a) a Change in Control, or (b) the incurrence of any debt or the issuance of any debt or equity securities by Maker or Holdings that would trigger a prepayment under Section 2.5 B.(iii)(d) of that certain Amended and Restated Credit Agreement, dated as of February 9, 2001, among Maker and the other parties signatory thereto or that may become a party thereto, and as further amended, restated, supplemented or modified (the "Credit Agreement");
                                                             ----------------
provided, however, that Maker shall not be obligated to make any mandatory prepayments on this Note until after such time as Maker has fully satisfied any and all mandatory prepayment requirements under the Credit Agreement, including, without limitation, the mandatory prepayments required by Section 2.5 of the Credit Agreement. As used in this Note, a "Change in Control" shall have the
                                           -----------------
meaning given such term in the Credit Agreement.

         7. Financial Reporting. So long as any amounts remain outstanding hereunder or Payee has any obligation to advance funds to Maker hereunder, Maker agrees to provide to Payee all financial statements and other reports that Payee is required to provide to the Administrative Agent (as such term is defined in the Credit Agreement) pursuant to Section 5.1 of the Credit Agreement. Such financial statements and other reports shall be provided by Maker to Payee within the time periods set forth in Section 5.1 of the Credit Agreement.

         8. Maintenance of Insurance. Maker, at such time as its physical assets are worth in excess of $1,000,000, will keep insured by financially sound and reputable insurers all property and other assets of a character usually insured by responsible corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such

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corporations or entities, provided that in any event Maker will maintain (a)
                          --------
general liability insurance with coverage of at least $1,000,000 and (b) worker's compensation insurance (including employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law. Such insurance shall be written by financially responsible companies selected by Maker and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to Payee. Maker will advise Payee promptly of any policy cancellation, reduction or amendment. At the request of Payee, Maker shall provide to Payee original certificates evidencing all such policies of insurance and copies of such policies.

         9. Absence of Liens. Maker will not permit or suffer to exist, and will not permit Holdings to create or suffer to exist, any Lien on or with respect to any of its respective assets or properties other than Permitted Liens. As used in this Note, "Lien" shall mean any lien, mortgage, security interest, tax lien,
               ----
financing statement, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise. As used in this Note, "Permitted Liens" shall mean (a) Liens existing
                                  ---------------
as of the date of this Note; provided that no such Lien shall at any time be extended to or cover any asset or property other than the asset or property subject thereto on the date hereof; and (b) Liens included in the definition of "Permitted Liens" in the Credit Agreement.

         10. Restricted Payments; Affiliate Transactions. Maker will not, and will not permit Holdings to, make any Restricted Payments except for (i) payments by Maker to Holdings in an amount not to exceed $150,000 made in connection with the redemption by Holdings of up to 1,488,000 warrants issued by Holdings to certain investors and other parties pursuant to warrant agreements with each such investor or other party dated as of February 1, 2001 in connection with the directed public offering completed by Holdings on or about February 1, 2001 and (ii) distributions by Maker or any of its subsidiaries in respect of its Capital Stock (as defined in the Credit Agreement) which are payable solely in additional Capital Stock which is subject to a first priority lien in favor of the Administrative Agent (as defined in the Credit Agreement). As used in this Note, a "Restricted Payment" means (a) any dividend or other
                         ------------------
distribution (whether in cash, property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of Maker or Holdings now or hereafter outstanding, except a dividend or distribution payable solely in equity securities of Maker or Holdings, respectively; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Maker or Holdings now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Maker or Holdings now or

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hereafter outstanding. Subject to Paragraph 11 hereof, Maker will not, and will
                                  ------------
not permit Holdings to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any affiliate of Maker or Holdings or to any director, officer or employee of Maker or Holdings or any affiliate of Maker or Holdings except transactions permitted under Section 6.10 of the Credit Agreement.

         11. Asset Dispositions. Maker will not, and will not permit Holdings to, sell, lease, assign, transfer or otherwise dispose of any of its property, except (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property no longer used or useful in the ordinary course of business, and (c) leases, assignments, transfers or other dispositions of property to a direct or indirect subsidiary of Maker or Holdings.

         12. Prepayment of Other Debt. Maker will not, and will not permit Holdings to, directly or indirectly make any payment or distribution on account of, or voluntarily purchase, acquire, redeem or retire, any indebtedness of any type or nature, including any contingent obligations, prior to 30 days before its stated maturity (in effect on the date hereof, for indebtedness outstanding on the date hereof), or in the case of interest, its stated due date, or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise, except for (a) prepayments of the indebtedness evidenced by this Note, (b) mandatory prepayments of indebtedness under the Credit Agreement as expressly required by the terms of the Credit Agreement, (c) payments due under Capital Leases (as such term is defined in the Credit Agreement), and (d) payments of accounts payable in the ordinary course of business.

         13. Events of Default and Remedies. The entire unpaid principal balance of, and all accrued but unpaid interest on, this Note shall immediately become due and payable (i) without notice or demand, which are hereby waived, in the case of the Events of Default set forth in clauses (c), (d), (e), (f), or (g), and (ii) upon written notice by Payee to Maker in the case of all other Events of Default, upon the occurrence and during the continuance of any Event of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder (each an "Event of Default"): (a) a failure by Maker
                                     ----------------
to make any payment of principal or interest on this Note or any other payment required of Maker hereunder when due; (b) Maker shall fail to observe or perform any obligation, requirement, covenant or restriction to be observed or performed by it under this Note (other than a payment described in subparagraph (a) above)
                                                         ----------------
and such failure continues for a period of thirty (30) days; (c) the appointment of a receiver, trustee, conservator, or liquidator of Maker or Holdings or any substantial property of Maker or Holdings which is not dismissed within thirty
(30) days after its filing; (d) a filing by Maker or Holdings of a voluntary petition seeking an entry of an order for relief as a debtor in a proceeding under the United States Bankruptcy Code or seeking reorganization or rearrangement or taking


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advantage of any bankruptcy, insolvency, liquidation, conservatorship, receivership, moratorium, rearrangement, reorganization or other similar law for the relief of debtors, or an answer by Maker or Holdings admitting the material allegations of a petition filed against Maker or Holdings in any bankruptcy, reorganization, insolvency, conservatorship, or similar proceeding, or an admission by Maker or Holdings in writing of an inability to generally pay its debts as they become due; (e) the making by Maker or Holdings of a general assignment for the benefit of creditors in the context of a bankruptcy; (f) the filing of a petition or entry of an order for relief by or against Maker or Holdings as debtor in a proceeding under the United States Bankruptcy Code by any court of competent jurisdiction, or approving a petition seeking reorganization of Maker or Holdings or an arrangement of their respective debts, or appointing a receiver, trustee, conservator, or liquidator of Maker or Holdings or any substantial property of Maker or Holdings not dismissed within thirty (30) days after filing; (g) the liquidation, termination, or dissolution of Maker or Holdings; (h) if the validity or enforceability of this Note shall be contested by Maker or Holdings, or if Maker shall deny that it has any further liability or obligation hereunder; (i) Maker or Holdings shall fail to pay any indebtedness greater than $1,000,000 due any third person and such failure continues beyond any applicable grace period; (j) Maker or Holdings shall suffer a final judgment or judgments not covered by insurance for payment of money aggregating in excess of $1,000,000 and shall not discharge such judgment(s) within sixty (60) days; (k) any default or event of default (other than a payment default) occurs with respect to any indebtedness for borrowed money or any lease agreement for which Maker or Holdings has liability in excess of $1,000,000 and is not cured within any applicable grace period and such indebtedness is accelerated; (l) Maker shall be in material breach of any provision of the MPA after the date hereof or any default or event of default shall arise and exist after the date hereof under the MPA, in each case of which the Maker has received written notice and is not cured within any applicable grace period, or (m) the occurrence of a Change in Control. Upon the occurrence of an Event of Default, the holder of this Note may (i) offset against this Note any sum or sums owed by the holder hereof to Maker, (ii) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise of any power or right granted by this Note, or to enforce any other legal or equitable right of the holder of this Note, and/or (iii) pursue the remedies available to Payee hereunder, at law and otherwise.

         14. Attorney's Fees and Costs. In the event this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, Maker promises to pay all costs of collection, including, but not limited to, attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.


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         15. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right.

         16. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, Payee shall never be entitled to contract for, charge, receive, take, collect, reserve or apply, as interest on this Note, any amount in excess of the maximum rate of interest from time to time permitted under state or federal law applicable to the indebtedness evidenced hereby, after taking into account any amount, fee or charge which is characterized as interest under applicable law (the "Maximum
                                                                     -------
Lawful Rate"), and in the event Payee ever contracts for, charges, receives,
-----------
takes, collects, reserves or applies, as interest, any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal on this Note and treated hereunder as such; and, if this Note is paid in full, any remaining excess shall promptly be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, as appropriate to reflect variations in the Maximum Lawful Rate, the total amount of interest throughout the entire contemplated term of this Note, so that the interest rate does not exceed the Maximum Lawful Rate throughout the entire term of this Note; provided that, if the unpaid principal balance hereof is paid and
              -------- ----
performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Payee shall refund to Maker the amount of such excess and, in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Lawful Rate. Upon the tender by Payee or any holder of this Note to Maker of any excess amount, Maker will be deemed to have accepted such excess in full satisfaction of any claim (including, without limitation, a claim of usury) arising out of such excess being contracted for, charged, received, taken, collected, reserved or applied.

         17. Waiver. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive (except to the extent contemplated hereby) notice, demand, presentment, protest, notice of protest, notice of nonpayment, notice of dishonor, notice of intention to accelerate, notice of acceleration, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release, impairment or change in any


                                       6

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security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes (including partial payments), regardless of the number of such renewals, extensions, indulgences, releases or changes, without notice and for any period or periods of time, before or after maturity, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         18. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note by or on behalf of Maker shall bind Maker's respective successors and assigns, whether so expressed or not; provided,
                                                                --------
however, that Maker may not, without the prior consent of Payee, assign any
-------
rights, powers, duties, or obligations under this Note. Any holder of this Note shall succeed to the rights of Payee hereunder.

         19. Invalid Provisions. Any provision in this Note prohibited by law shall be ineffective only to the extent of such prohibition and shall not invalidate the remainder of this Note.

         20. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         21. Notices. All notices and other communications provided for in this Note shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below Maker's name on the signature pages hereof or if to Payee at GMS 991-15-A40, 2221 Lakeside Boulevard, Richardson, Texas 75082-4399, Attention: Vice President Customer Finance Americas, telephone no.: 972-684-2271, fax no.: 972-684-3679; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Paragraph 21. All such communications shall be
                              ------------
deemed to have been duly given when transmitted by telecopy or when personally delivered or, in the case of a mailed notice, three Business Days after deposit in the mails, in each case given or addressed as aforesaid; provided, however,
                                                            --------  -------
that notices to the Payee shall be deemed given when received by the Payee. As used herein, "Business Day" means any day on which banking institutions are open
              ------------
for business at their offices in the United States.

         22. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.



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         23. Payments; Business Day. Each payment or prepayment hereon must be paid at the office of Payee specified above in lawful money as therein specified and in funds which are or will be available for immediate use by Payee at such office on or before 2:00 p.m., Dallas, Texas, time on the day such payment or prepayment is due. If a payment of principal or interest hereon is due on a day which is not a Business Day, Maker shall make such payment on the next preceding Business Day.

         24. Confidentiality. This Note is confidential and the matters described herein are confidential. Neither this Note nor the terms hereof may be disclosed by Maker or Holdings to any third party or disclosed, circulated or referred to publicly without the prior written consent of Payee except for such disclosure, if any, as may be required under federal, state or other applicable laws or pursuant to valid legal process and except that this Note may be disclosed to the banks and agents under the Credit Agreement and their counsel; provided, however, that if Maker or Holdings determines that any such disclosure is required under federal, state or other applicable laws or pursuant to valid legal process, such disclosure may be made only following delivery to Payee by the disclosing party of written notice of any proposed disclosure and the terms thereof at least ten Business Days prior to such disclosure (unless such number of Business Days prior written notice is not possible given applicable laws, in which case the maximum, lesser number of days prior written notice as is possible, if any, shall be required hereunder) and the party obligated to disclose shall make all reasonable efforts to redact or delete from such disclosure such terms or provisions relating to confidential information as may be reasonably requested by Payee to be so redacted or deleted before such disclosure is made.

         25. ENTIRE AGREEMENT. THIS NOTE REPRESENTS THE FINAL AGREEMENT OF MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF MAKERS AND PAYEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

         26. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER AND EACH SURETY, ENDORSER, GUARANTOR, AND OTHER PARTY EVER LIABLE FOR THE PAYMENT OF ANY SUM OF MONEY PAYABLE ON THIS NOTE, HEREBY IRREVOCABLY AND EXPRESSLY AND JOINTLY AND SEVERALLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PAYEE IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.

         27. NO FORCE MAJEURE; DISPUTES. Maker's obligation to pay all amounts due under this Note shall not be affected by (a) any setoff, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other



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right which Maker may have against Nortel Networks Inc. or any of its affiliates for any reason whatsoever arising under or pursuant to the MPA or otherwise relating to the purchase of goods or services from Nortel Networks Inc. or any of its affiliates, (b) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material or service provided by Nortel Networks Inc. or any of its affiliates,
(c) any insolvency, bankruptcy, reorganization or similar proceedings by or against Maker or affecting any of its properties or assets, (d) any action of any governmental authority or any damage to or destruction of or any taking of Maker's properties or assets or any part thereof, (e) any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission with respect to, this Note (except for express written modifications to this Note as and in the manner permitted under this Note), (f) any dissolution of Maker, (g) any inability or illegality with respect to the use or ownership of Maker's property or assets, (h) any failure to obtain, or expiration, suspension or other termination of, or interruption to, any required licenses, permits, consents, authorizations, approvals or other legal requirements, (i) the invalidity or unenforceability of this Note or any other infirmity herein or any lack of power or authority of Payee or Maker, or (j) any other event or circumstance whatsoever, whether or not similar to any of the foregoing and whether or not Maker shall have notice or knowledge of any of the foregoing, it being the intention of Payee and Maker that the obligations of Maker under this Note shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless the requirements to pay or perform the same shall have been terminated pursuant to an express provision hereof.

         EXECUTED at New York, New York, as of the day and year first above written.

                                    FIBERNET OPERATIONS, INC.

                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------

                                    Address for Notices:
                                    -------------------
                                    570 Lexington Avenue
                                    3rd Floor
                                    New York, New York 10022
                                    Fax No.: (212) 421-8920
                                    Telephone No.: (212) 405-6119
                                    Attention: President







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Agreed and Acknowledged:

NORTEL NETWORKS INC.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------











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